Exhibit 99.1

Infinera Corporation Reports Fourth Quarter and Fiscal Year 2015 Financial Results

Sunnyvale, Calif., February 11, 2016 - Infinera Corporation, provider of Intelligent Transport Networks, today released financial results for the fourth quarter and fiscal year ended December 26, 2015.

GAAP revenue for the quarter was $260.0 million compared to $232.5 million in the third quarter of 2015 and $186.3 million in the fourth quarter of 2014.

GAAP gross margin for the quarter was 44.5% compared to 44.2% in the third quarter of 2015 and 45.3% in the fourth quarter of 2014. GAAP operating margin for the quarter was 5.3% compared to 6.1% in the third quarter of 2015 and 6.9% in the fourth quarter of 2014.

GAAP net income for the quarter was $12.6 million, or $0.08 per diluted share, compared to $8.5 million, or $0.06 per diluted share, in the third quarter of 2015, and $8.4 million, or $0.06 per diluted share, in the fourth quarter of 2014.

Non-GAAP revenue for the quarter was $260.6 million compared to $233.2 million in the third quarter of 2015 and $186.3 million in the fourth quarter of 2014.

Non-GAAP gross margin for the quarter was 48.3% compared to 47.5% in the third quarter of 2015 and 46.1% in the fourth quarter of 2014. Non-GAAP operating margin for the quarter was 12.7% compared to 14.4% in the third quarter of 2015 and 11.0% in the fourth quarter of 2014.

Non-GAAP net income for the quarter was $32.0 million, or $0.21 per diluted share, compared to $32.2 million, or $0.22 per diluted share, in the third quarter of 2015, and $18.0 million, or $0.13 per diluted share, in the fourth quarter of 2014.

GAAP revenue for the year was $886.7 million compared to $668.1 million in 2014.

GAAP gross margin for the year was 45.5% compared to 43.2% in 2014. GAAP operating margin for the year was 6.7% compared to 4.1% in 2014. GAAP net income for the year was $51.4 million, or $0.36 per diluted share, compared to $13.7 million, or $0.11 per diluted share in 2014.

Non-GAAP revenue for the year was $888.0 million compared to $668.1 million in 2014.

Non-GAAP gross margin for the year was 47.8% compared to 44.0% in 2014. Non-GAAP operating margin for the year was 13.1% compared to 8.3% in 2014. Non-GAAP net income for the year was $112.0 million, or $0.78 per diluted share, compared to $49.8 million, or $0.39 per diluted share in 2014.

A further explanation of the use of non-GAAP financial information and a reconciliation of the non-GAAP financial measures to the GAAP equivalents can be found at the end of this release.

“Our fourth quarter performance capped off an exceptional year of revenue and profitability growth, expansion of our product portfolio to serve the end-to-end market and the continuation of our commitment to deliver the Infinera Experience to our customers,” said Tom Fallon, Infinera’s Chief Executive Officer.

“With customers increasingly relying on optical transport as the foundation of their next generation networks, Infinera will continue to deliver the most innovative, scalable and programmable Intelligent Transport solutions in the industry. We exited 2015 on a $1 billion annual revenue run rate and are well positioned to address the significant future opportunities associated with this optical networking transformation.”

Conference Call Information
Infinera will host a conference call for analysts and investors to discuss its fourth quarter and fiscal year 2015 results and its outlook for the first quarter of 2016 today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Interested parties may join the conference call by dialing 1-866-270-1533 (toll free) or 1-412-317-0797 (international). A live webcast of the conference call will also be accessible from the Events & Webcasts section of Infinera’s website at investors.infinera.com. Replay of the audio webcast will be available at investors.infinera.com approximately two hours after the end of the live call.

Contacts:
Media: Anna Vue	Investors: Jeff Hustis
Tel. +1 (916) 595-8157	Tel. +1 (408) 213-7150
avue@infinera.com	jhustis@infinera.com

About Infinera
Infinera (NASDAQ: INFN) provides Intelligent Transport Networks, enabling carriers, cloud operators, governments and enterprises to scale network bandwidth, accelerate service innovation and simplify optical network operations. Infinera’s end-to-end packet-optical portfolio is designed for long-haul, subsea, data center interconnect and metro applications. Infinera’s unique large scale photonic integrated circuits enable innovative optical networking solutions for the most demanding networks. To learn more about Infinera visit www.infinera.com, follow us on Twitter @Infinera and read our latest blog posts at blog.infinera.com.
Forward-Looking Statements
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. Such forward-looking statements include, without limitation, Infinera’s ability to continue to deliver the most innovative, scalable and programmable Intelligent Transport solutions in the industry; and Infinera’s ability to address future opportunities in the optical networking market. Forward-looking statements can also be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. These statements are based on information available to Infinera as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include delays in the development and introduction of new products or updates to existing products and market acceptance of these products; Infinera’s ability to successfully integrate the Infinera and Transmode businesses; the effect that changes in product pricing or mix, and/or increases in component costs could have on Infinera’s gross margin; Infinera’s ability to respond to rapid technological changes; Infinera’s reliance on single-source suppliers; aggressive business tactics by Infinera’s competitors; Infinera’s ability to protect Infinera’s intellectual property; claims by others that Infinera infringes their intellectual property; global macroeconomic conditions; war, terrorism, public health issues, natural disasters and other circumstances that could disrupt supply, delivery or demand of products; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in its Quarterly Report on Form 10-Q for the quarter ended on September 26, 2015 as filed with the SEC on November 5, 2015, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP measures that exclude non-cash stock-based compensation expenses, acquisition-related costs, certain purchase accounting adjustments and amortization of debt discount on Infinera’s convertible senior notes. Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, these results are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income, basic and diluted net income per share, gross margin or operating margin prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the section titled, “GAAP to Non-GAAP Reconciliations.” Infinera anticipates disclosing forward-looking non-GAAP information in its conference call to discuss its fourth quarter and fiscal year 2015 results, including an estimate of certain non-GAAP financial measures for the first quarter of 2016 that excludes non-cash stock-based compensation expenses, acquisition-related costs, certain purchase accounting adjustments and amortization of debt discount on Infinera’s convertible senior notes.

A copy of this press release can be found on the Investor Relations page of Infinera’s website at www.infinera.com.

Infinera and the Infinera logo are trademarks or registered trademarks of Infinera Corporation. All other trademarks used or mentioned herein belong to their respective owners.

Infinera Corporation
GAAP Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 26, 2015	December 27, 2014	December 26, 2015	December 27, 2014
Revenue:
Product	$227,040	$158,492	$769,230	$572,276
Services	32,994	27,814	117,484	95,803
Total revenue	260,034	186,306	886,714	668,079
Cost of revenue:
Cost of product	130,765	89,809	436,916	340,856
Cost of services	13,505	12,154	46,321	38,919
Total cost of revenue	144,270	101,963	483,237	379,775
Gross profit	115,764	84,343	403,477	288,304
Operating expenses:
Research and development	52,559	37,349	180,703	133,484
Sales and marketing	34,100	22,288	101,398	79,026
General and administrative	15,316	11,840	61,640	48,452
Total operating expenses	101,975	71,477	343,741	260,962
Income from operations	13,789	12,866	59,736	27,342
Other income (expense), net:
Interest income	466	410	1,837	1,456
Interest expense	(3,090)	(2,835)	(11,941)	(11,021)
Other gain (loss), net:	611	(348)	2,399	(1,365)
Total other income (expense), net	(2,013)	(2,773)	(7,705)	(10,930)
Income before income taxes	11,776	10,093	52,031	16,412
Provision for (benefit from) income taxes	(392)	1,683	1,081	2,753
Net income	12,168	8,410	50,950	13,659
Less: Net loss attributable to noncontrolling interest	(463)	—	(463)	—
Net income attributable to Infinera Corporation	$12,631	$8,410	$51,413	$13,659
Net income per common share attributable to Infinera Corporation:
Basic	$0.09	$0.07	$0.39	$0.11
Diluted	$0.08	$0.06	$0.36	$0.11
Weighted average shares used in computing net income per common share:
Basic	140,015	125,830	133,259	123,672
Diluted	149,439	133,072	143,171	128,565

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 26, 2015		September 26, 2015		December 27, 2014		December 26, 2015		December 27, 2014
Reconciliation of Revenue:
U.S. GAAP as reported	$260,034		$232,472		$186,306		$886,714		$668,079
Acquisition-related deferred revenue adjustment(1)	605		721		—		1,326		—
Non-GAAP as adjusted	$260,639		$233,193		$186,306		$888,040		$668,079

Reconciliation of Gross Profit:
U.S. GAAP as reported	$115,764	44.5%	$102,805	44.2%	$84,343	45.3%	$403,477	45.5%	$288,304	43.2%
Stock-based compensation(2)	1,733		1,621		1,472		6,090		5,607
Acquisition-related deferred revenue adjustment(1)	605		721		—		1,326		—
Amortization of acquired intangible assets(3)	4,640		1,922		—		6,562		—
Acquisition-related inventory step-up expense(4)	3,090		3,620		—		6,710		—
Acquisition-related costs(5)	39		—		—		39		—
Non-GAAP as adjusted	$125,871	48.3%	$110,689	47.5%	$85,815	46.1%	$424,204	47.8%	$293,911	44.0%

Reconciliation of Operating Expenses:
U.S. GAAP as reported	$101,975		$88,545		$71,477		$343,741		$260,962
Stock-based compensation(2)	6,979		6,830		6,075		26,490		22,787
Amortization of acquired intangible assets(3)	1,656		686		—		2,342		—
Acquisition-related costs(5)	565		3,950		—		7,241		—
Non-GAAP as adjusted	$92,775		$77,079		$65,402		$307,668		$238,175

Reconciliation of Income from Operations:
U.S. GAAP as reported	$13,789	5.3%	$14,260	6.1%	$12,866	6.9%	$59,736	6.7%	$27,342	4.1%
Stock-based compensation(2)	8,712		8,451		7,547		32,580		28,394
Acquisition-related deferred revenue adjustment(1)	605		721		—		1,326		—
Amortization of acquired intangible assets(3)	6,296		2,608		—		8,904		—

	Three Months Ended						Twelve Months Ended
	December 26, 2015		September 26, 2015		December 27, 2014		December 26, 2015		December 27, 2014
Acquisition-related inventory step-up expense(4)	3,090		3,620		—		6,710		—
Acquisition-related costs(5)	604		3,950		—		7,280		—
Non-GAAP as adjusted	$33,096	12.7%	$33,610	14.4%	$20,413	11.0%	$116,536	13.1%	$55,736	8.3%

Reconciliation of Net Income Attributable to Infinera Corporation:
U.S. GAAP as reported	$12,631		$8,510		$8,410		$51,413		$13,659
Stock-based compensation(2)	8,712		8,451		7,547		32,580		28,394
Acquisition-related deferred revenue adjustment(1)	605		721		—		1,326		—
Amortization of acquired intangible assets(3)	6,296		2,608		—		8,904		—
Acquisition-related inventory step-up expense(4)	3,090		3,620		—		6,710		—
Acquisition-related costs(5)	604		3,950		—		7,280		—
Acquisition-related forward contract (gain) loss(6)	—		3,728		—		(1,054)		—
Amortization of debt discount(7)	2,217		2,162		2,006		8,545		7,730
Income tax effects(8)	(2,197)		(1,529)		—		(3,726)		—
Non-GAAP as adjusted	$31,958		$32,221		$17,963		$111,978		$49,783

Net Income per Common Share Attributable to Infinera Corporation - Basic:
U.S. GAAP as reported	$0.09		$0.06		$0.07		$0.39		$0.11
Non-GAAP as adjusted	$0.23		$0.24		$0.14		$0.84		$0.40
Net Income per Common Share Attributable to Infinera Corporation - Diluted:
U.S. GAAP as reported	$0.08		$0.06		$0.06		$0.36		$0.11
Non-GAAP as adjusted	$0.21		$0.22		$0.13		$0.78		$0.39
Weighted Average Shares Used in Computing Net Income per Common Share:
Basic	140,015		134,834		125,830		133,259		123,672
Diluted	149,439		145,300		133,072		143,171		128,565

_____________________________

(1)
Business combination accounting principles require Infinera to write down to fair value its maintanence support contracts assumed in the Transmode acquisition. The revenue for these support contracts is deferred and typically recognized over a one year period, so Infinera's GAAP revenue for the one year period after the acquisition will not reflect the full amount of revenue that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustment eliminates the effect of the deferred revenue write-down. Management believes these adjustments to the revenue from these support contracts are useful to investors as an additional means to reflect revenue trends of Infinera's business.

(2)
Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three Months Ended			Twelve Months Ended
	December 26, 2015	September 26, 2015	December 27, 2014	December 26, 2015	December 27, 2014
Cost of revenue	$665	$645	$500	$2,405	$1,921
Research and development	2,872	2,788	2,439	11,055	8,927
Sales and marketing	2,159	2,131	1,960	8,081	7,477
General and administration	1,948	1,911	1,676	7,354	6,383
	7,644	7,475	6,575	28,895	24,708
Cost of revenue - amortization from balance sheet*	1,068	976	972	3,685	3,686
Total stock-based compensation expense	$8,712	$8,451	$7,547	$32,580	$28,394
 _____________________________

*	Stock-based compensation expense deferred to inventory and deferred inventory costs in prior periods and recognized in the current period.

(3)
Amortization of acquisition-related intangible assets consists of amortization of developed technology, trade names, and customer relationships acquired in connection with the Transmode acquisition. U.S. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP operating expenses, gross margin and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provide a better indication of Infinera's underlying business performance.

(4)
Business combination accounting principles require Infinera to measure acquired inventory at fair value as of the date of the acquisition. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment to Infinera's cost of sales excludes the amortization of the step-up in carrying value for units sold in the quarter. Management believes the adjustment is useful to investors as an additional means to reflect cost of sales and gross margin trends of Infinera's business.

(5)
Acquisition-related costs related to Transmode acquisition, which closed during the third quarter of 2015, include legal, financial, employee retention costs and other professional fees incurred in connection with the transaction. These amounts have been adjusted in arriving at Infinera's non-GAAP results because management believes that these expenses are non-recurring, not indicative of ongoing operating performance and their exclusion provides a better indication of Infinera's underlying business performance.

(6)
In April 2015, Infinera entered into a foreign currency forward contract and in July 2015, Infinera entered into a series of foreign currency exchange option contracts to hedge currency exposures associated with the cash portion of the offer to acquire Transmode. The forward contract and option contracts were subsequently closed during the third quarter of 2015. Management has excluded the impact of these gains and losses from Infinera's non-GAAP results because they are non-recurring and management believes that these gains are not indicative of ongoing operating performance.

(7)
Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. Accordingly, for GAAP purposes, Infinera is required to amortize as a debt discount an amount equal to the fair value of the conversion option that was recorded in equity as interest expense on its $150 million 1.75% convertible debt issuance in May 2013 over the term of the notes. Interest expense has been excluded from Infinera's non-GAAP results because management believes that this non-cash expense is not indicative of ongoing operating performance and provides a better indication of Infinera's underlying business performance.

(8)
The difference between the GAAP and non-GAAP tax is due to the net tax effects of the purchase accounting adjustments related to the Transmode acquisition, which closed during the third quarter of 2015.

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	December 26, 2015	December 27, 2014
ASSETS
Current assets:
Cash and cash equivalents	$149,101	$86,495
Short-term investments	125,561	239,628
Accounts receivable, net of allowance for doubtful accounts of $624 in 2015 and $38 in 2014	186,243	154,596
Inventory	174,699	146,500
Prepaid expenses and other current assets	29,511	24,636
Total current assets	665,115	651,855
Property, plant and equipment, net	110,861	81,566
Intangible assets, net	156,319	361
Goodwill	191,560	—
Long-term investments	76,507	59,233
Cost-method investment	14,500	14,500
Long-term restricted cash	5,310	5,460
Other non-current assets	6,122	5,041
Total assets	$1,226,294	$818,016
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$92,554	$61,533
Accrued expenses	33,736	26,441
Accrued compensation and related benefits	49,887	38,795
Accrued warranty	17,889	12,241
Deferred revenue	42,977	35,321
Total current liabilities	237,043	174,331
Long-term debt	125,440	116,894
Accrued warranty, non-current	20,955	14,799
Deferred revenue, non-current	13,881	10,758
Deferred tax liability, non-current	35,731	2,132
Other long-term liabilities	16,183	17,195
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value
Authorized shares - 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value
Authorized shares - 500,000 as of December 26, 2015 and December 27, 2014
Issued and outstanding shares - 140,196 as of December 26, 2015 and 126,160 as of December 27, 2014	140	126
Additional paid-in capital	1,300,301	1,077,225
Accumulated other comprehensive loss	1,123	(4,618)
Accumulated deficit	(539,413)	(590,826)
Total Infinera Corporation stockholders' equity	762,151	481,907
Noncontrolling interest	14,910	—
Total stockholders’ equity	777,061	481,907
Total liabilities and stockholders’ equity	$1,226,294	$818,016

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 26, 2015	December 27, 2014
Cash Flows from Operating Activities:
Net income	$50,950	$13,659
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	35,777	25,917
Amortization of debt discount and issuance costs	9,281	8,395
Provision for (recovery of) doubtful accounts	592	(2)
Amortization of premium on investments	2,917	3,772
Realized gain from forward contract	(1,053)	—
Stock-based compensation expense	32,580	28,394
Other loss (gain)	19	(7)
Changes in assets and liabilities:
Accounts receivable	(15,971)	(53,951)
Inventory	(17,116)	(25,486)
Prepaid expenses and other assets	(3,248)	(8,324)
Accounts payable	19,223	18,810
Accrued liabilities and other expenses	(2,369)	11,866
Deferred revenue	10,777	8,788
Accrued warranty	10,817	4,132
Net cash provided by operating activities	133,176	35,963
Cash Flows from Investing Activities:
Purchase of available-for-sale investments	(186,737)	(302,398)
Acquisition of business, net of cash acquired	(144,445)	—
Realized gain from forward contract for business acquisition	1,053	—
Purchase of cost-method investment	—	(5,500)
Proceeds from sales of available-for-sale investments	67,303	28,481
Proceeds from maturities and calls of investments	213,234	208,051
Purchase of property and equipment	(42,018)	(23,122)
Change in restricted cash	135	(1,571)
Net cash used in investing activities	(91,475)	(96,059)
Cash Flows from Financing Activities:
Proceeds from issuance of common stock	25,351	24,707
Minimum tax withholding paid on behalf of employees for net share settlement	(5,227)	(1,846)
Excess tax benefit from stock option transactions	859	—
Net cash provided by financing activities	20,983	22,861
Effect of exchange rate changes on cash	(78)	(600)
Net change in cash and cash equivalents	62,606	(37,835)
Cash and cash equivalents at beginning of period	86,495	124,330
Cash and cash equivalents at end of period	$149,101	$86,495
Supplemental disclosures of cash flow information:
Cash paid for income taxes, net of refunds	$4,570	$1,697
Cash paid for interest	$2,647	$2,625
Supplemental schedule of non-cash investing and financing activities:
Transfer of inventory to fixed assets	$9,314	$2,569
Common stock issued in connection with acquisition	$169,507	$—

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q1'14	Q2'14	Q3'14	Q4'14	Q1'15	Q2'15	Q3'15	Q4'15
Revenue ($ Mil)	$142.8	$165.4	$173.6	$186.3	$186.9	$207.3	$232.5	$260.0
GAAP Gross Margin %	40.9%	42.5%	43.4%	45.3%	47.2%	46.7%	44.2%	44.5%
Non-GAAP Gross Margin %(1)	41.8%	43.3%	44.2%	46.1%	47.8%	47.4%	47.5%	48.3%
Revenue Composition:
Domestic %	78%	82%	70%	58%	68%	75%	68%	62%
International %	22%	18%	30%	42%	32%	25%	32%	38%
Customers >10% of Revenue	2	2	1	1	2	3	2	2
Cash Related Information:
Cash from (Used in) Operations ($ Mil)	($15.4)	$10.3	$22.3	$18.7	$19.8	$55.0	$32.5	$25.8
Capital Expenditures ($ Mil)	$5.6	$4.4	$4.4	$8.8	$7.4	$8.7	$10.6	$15.3
Depreciation & Amortization ($ Mil)	$6.3	$6.5	$6.5	$6.6	$6.6	$6.3	$9.2	$13.7
DSO’s	68	66	71	76	64	48	55	65
Inventory Metrics:
Raw Materials ($ Mil)	$13.2	$11.2	$11.6	$15.2	$22.4	$30.2	$24.2	$27.9
Work in Process ($ Mil)	$47.8	$40.6	$44.4	$50.0	$45.9	$43.9	$48.5	$52.6
Finished Goods ($ Mil)	$65.5	$79.1	$74.8	$81.3	$88.9	$83.1	$97.2	$94.2
Total Inventory ($ Mil)	$126.5	$130.9	$130.8	$146.5	$157.2	$157.2	$169.9	$174.7
Inventory Turns(2)	2.6	2.9	3.0	2.7	2.5	2.8	2.9	3.1
Worldwide Headcount	1,346	1,396	1,456	1,495	1,530	1,598	1,978	2,056

(1)
Non-GAAP adjustments include non-cash stock-based compensation expense, certain purchase accounting adjustments and amortization of acquired intangible assets. For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures.

(2)
Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue before adjustments for non-cash stock-based compensation expense and certain purchase accounting adjustments, divided by the average inventory for the quarter.